FINISHED GOODS SECURITY AGREEMENT, dated December 13, 2004, effective as of December 10, 2004 (the "Effective Time") (the "Agreement"), by and between ROSENBOOM MACHINE & TOOL, INC., an Iowa corporation (the "Debtor"), and GREEN MANUFACTURING, INC., a Delaware corporation (the "Secured Party").

                                R E C I T A L S:
                                ---------------

     WHEREAS, the Debtor and the Secured Party have executed and delivered that certain Asset Purchase Agreement of even date among each of the Debtor and the Secured Party and certain other parties (the "APA"), pursuant to which, among other things, the Debtor has acquired certain assets from the Secured Party previously used by the Secured Party in the operation of the Secured Party's Hydraulic Cylinder Division (the "Division");

     WHEREAS, the Debtor and the Secured Party have entered into a Finished Goods Inventory Purchase Agreement of even date (the "Inventory Purchase Agreement");

     WHEREAS, the Secured Party desires to obtain security for the Debtor's obligations now existing, or hereafter arising, under the Inventory Purchase Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery of the Inventory Purchase Agreement by the Secured Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debtor, the Debtor hereby agrees with the Secured Party that, during such time as the Debtor shall be directly or contingently indebted, liable or obligated to the Secured Party under Inventory Purchase Agreement in any manner whatsoever, the Secured Party shall have the following rights, and the Debtor shall have the following obligations:

     1. As security for the due and punctual payment of any and all of the present and future Obligations of the Debtor (as defined in Section 2 below), the Debtor hereby assigns, mortgages, pledges, hypothecates, transfers, sets over and grants to the Secured Party a first lien on and security interest in
(a) all of the Collateral (as defined in Section 3 below), whether now or hereafter existing or acquired, and (b) all present and future products and proceeds of the Collateral.

     2. As used herein, the term "Obligations" means any and all indebtedness, obligations, agreements, liabilities and guarantees of any kind of the Debtor to the Secured Party, howsoever evidenced, now existing or hereafter arising, and whether direct or indirect, acquired outright or conditionally, absolute or contingent, joint, several or independent, secured or unsecured, due or not due, held or to be held, contractual or tortious, relating to the payment of money or to non-monetary performance, liquidated or unliquidated, arising by operation of law or otherwise, and whether or not of a nature presently contemplated by the parties or subsequently agreed to by them arising under the Inventory Purchase Agreement.

     3. As used herein, the term "Collateral" means all of the assets and property of any kind sold, assigned, transferred or conveyed, or to be sold, assigned, transferred or conveyed, to the Debtor pursuant to the terms of the Inventory Purchase Agreement, as more fully set forth therein, Accounts, as hereinafter defined, and all present and future products and proceeds of the foregoing.

     4. The Debtor represents and warrants that: (a) no financing statement (other than any which may have been filed on behalf of the Secured Party or which evidences a security interest that is validly, and will continually be validly, subordinated to that of the Secured Party) relating to any of the Collateral is on file in any public office; (b) the chief executive office of the Debtor (if any), and the Collateral are respectively located at the address(es) set forth at the end of this Agreement, and the Debtor will not change such location without prior written notice to and consent of the Secured Party; (c) the Debtor's type of entity, jurisdiction of organization, and identification number (if assigned by the Secretary of State of the Debtor's state of organization) are set forth at the end of this Agreement; and (d) the Debtor has not created, and is not aware of, any security interest, lien or encumbrance on or affecting the Collateral other than created hereby or expressly referred to in the parenthetical clause in subclause 4(a) hereof.

     5. The Debtor assumes all liability and responsibility in connection with all Collateral acquired by the Debtor; and the obligation of the Debtor to pay all Obligations shall in no way be affected or diminished by reason of the fact that any such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.

     6. As long as this Agreement shall remain in effect, the Debtor agrees:

          (a) that if the Secured Party so demands in writing at any time following an Event of Default, as hereinafter defined, (i) all proceeds of the Collateral shall be delivered to the Secured Party promptly upon their receipt in a form satisfactory to the Secured Party, and (ii) all chattel paper, instruments and documents pertaining to the Collateral shall be delivered to the Secured Party at the time and place and in the manner in which specified in the Secured Party's demand;

          (b) in order to enable the Secured Party to comply with the law of any jurisdiction, including state, federal and foreign, applicable to any security interest granted hereby or to the Collateral, to execute and deliver upon request, in form acceptable to the Secured Party, any financing statement, notice, statement, instrument, document, agreement or other paper and/or to perform any act requested by the Secured Party which may be necessary to create, perfect, preserve, validate or otherwise protect such security interest or to enable the Secured Party to exercise and enforce the Secured Party's rights hereunder or with respect to such security interest;

          (c) promptly to pay any filing fees or other costs in connection  with
(i) the filing or recordation of such financing statements or any other papers described above, and (ii) such searches of the public records as the Secured Party in its sole discretion shall require;

          (d) that the Secured Party is authorized to file or record any such financing statements or other papers without the signature of the Debtor if permitted by applicable law;

          (e)  that  the  Secured  Party  may  file  a  photographic   or  other
reproduction of this Agreement in lieu of a financing statement in any filing office where it is permissible to do so;

          (f) except for the security interest granted hereby, the Debtor shall keep the Collateral and proceeds and products thereof free and clear of any security interests, liens or encumbrances of any kind, the Debtor shall promptly pay, when due, all taxes and transportation, storage and warehousing charges and fees affecting or arising out of the Collateral and shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Party;

          (g) at all times to keep all insurable Collateral insured at the expense of the Debtor to the Secured Party's satisfaction against loss by fire, theft and any other risk to which the Collateral may be subject; all policies shall be endorsed in favor of the Secured Party, with losses payable to the Secured Party, and, if the Secured Party so requests, shall be deposited with the Secured Party; and in any event, such policies will provide that each insurer will give the Secured Party not less than thirty (30) days' notice in writing prior to the exercise of any right of cancellation; in the event the Debtor fails to maintain any insurance, the Secured Party may (but shall not be obligated to) place such insurance and pay the premium therefor, in which event the Debtor will pay the Secured Party such premium with interest; the Secured Party may apply any proceeds of such insurance which may be received by it toward payment of the Obligations, whether or not due, in such order of application as the Secured Party may determine;

          (h) that the Secured Party's duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of Collateral in its possession; the Secured Party shall not be obligated to take any steps necessary to preserve any rights in any of the Collateral against prior parties, and the Debtor hereby agrees to take such steps; the Debtor shall pay to the Secured Party all costs and expenses, including filing and reasonable attorneys' fees, incurred by the Secured Party in connection with the custody, care, preservation or collection of the Collateral; the Secured Party may, but is not obligated to, exercise any and all rights of conversion or exchange or similar rights, privileges and options relating to the Collateral; the Secured Party shall have no obligation to sell or otherwise realize upon any of the Collateral as herein authorized, and shall not be responsible for any failure to do so or for any delay in so doing. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT APPLICABLE HERETO OR TO ANY ONE OR MORE OF THEM IN ANY RESPECT, THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, BUT NOT LIMITED TO, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE SECURED PARTY RELATING TO THE
ADMINISTRATION OF THE OBLIGATIONS OR ENFORCEMENT OF THE INVENTORY PURCHASE AGREEMENT, AND THE DEBTOR AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

          (i) that the Debtor will permit the Secured Party, by its officers and agents, to have access to and examine at all reasonable times the properties, minute books and other corporate records, and books of account and financial records of the Debtor in any way relevant to the Collateral, the Obligations, the Inventory Purchase Agreement, and this Agreement and the transactions contemplated hereby;

          (j) that the Debtor will promptly notify the Secured Party upon the occurrence of any default, as provided in this Agreement, of which the Debtor has knowledge, and will promptly provide to the Secured Party all other information reasonably requested by the Secured Party;

          (k) that the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or offer to do so, or permit anything to be done to impair the value of the Collateral or the security interest granted to the Secured Party hereunder, provided, however, that the Debtor may sell products in the ordinary course of its business to unaffiliated third parties. The Secured Party shall have the right, by written notice to the Debtor, to terminate the Debtor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, any or all of the products of the Debtor.

     7. (a) Upon the occurrence of an Event of Default as defined in Section 8 hereof, the Debtor agrees as follows: (i) the Debtor will not, without first obtaining the written consent of the Secured Party, renew or extend the time of payment of any Account; (ii) the Debtor will promptly notify the Secured Party in writing of any compromise, settlement or adjustment with respect to an Account and will forthwith account therefor to the Secured Party in cash for the amount thereof without demand or notice; (iii) the Debtor will stamp, in form and manner satisfactory to the Secured Party, its accounts receivable ledger and other books and records pertaining to the Accounts, with an appropriate reference to the security interest of the Secured Party in the Accounts; (iv) upon request, the Debtor will furnish to the Secured Party original or other papers relating to the sale of merchandise or the performance of labor or services which created any Account; (v) the Debtor may collect the Accounts, subject to the discretion and control of the Secured Party, but the Secured Party may, without cause or notice, curtail or terminate such authority at any time; (vi) the proceeds of the Accounts, when collected by the Debtor, whether consisting of cash, checks, notes, drafts, money orders, commercial paper of any kind whatsoever, or other documents, received in payment of the Accounts shall be promptly remitted by the Debtor to the Secured Party, in precisely the form received, except for endorsement by the Debtor when required; (vii) such proceeds until remitted to the Secured Party, as aforesaid, shall be held in trust by the Debtor for, and as the property of, the Secured Party and shall not be commingled with other funds, money or property; (viii) proceeds of the Accounts will be received by the Secured Party subject to final collection and receipt of proceeds in cash or by unconditional credit to and acceptance by the Secured Party; (ix) the Secured Party shall apply, in its absolute discretion, all collections received by it on the Accounts toward the payment of any of the Obligations whether due or not due; (x) the Debtor will promptly notify the Secured Party in writing of the return or rejection of any merchandise represented by the Accounts, and the Debtor shall forthwith account therefor to the Secured Party in cash without demand or notice and until such payment has been received by the Secured Party, the Debtor will receive and hold all such merchandise separate and apart, in trust for and subject to the security interest in favor of the Secured Party; (xi) the Secured Party is authorized to sell, for the Debtor's account and sole risk, all or any part of such merchandise in the manner and under the terms and conditions hereinafter set forth.

          (b) The Debtor represents and warrants to the Secured Party that the Debtor is the sole owner of the Accounts, and no one has or claims to have an interest of any kind therein or thereto; each of the debtors named in every such Account is indebted to the Debtor in the amount and on the terms indicated in the invoice and schedule of Accounts; each Account is bona fide and arises out of the performance of labor or services or the sale and delivery or lease of merchandise or both, and none of the Accounts is now, nor will at any time in the future become, contingent upon the fulfillment of any contract or conditions whatsoever, nor subject to any defense, offset or counterclaim.

          (c) The Debtor will maintain accurate and complete records of the Accounts and will make the same available to the Secured Party at any time upon demand. The Secured Party is entitled, at any time in its sole discretion, to notify the account debtors of the Debtor to make payment upon the Accounts directly to the Secured Party.

          (d) For purposes of this Agreement, an "Account" or "Accounts" of the Debtor shall mean (i) all accounts (as defined in the UCC) of the Debtor arising out of the sale of Purchased Inventory, as defined in the Inventory Purchase Agreement, on or after the date of this Agreement; and (ii) with respect to the Collateral or any part thereof, all of the Debtor's present and future accounts, contract rights, general intangibles and chattel paper and all other rights to the payment of money arising out of the sale (or lease) of goods that are Collateral, all proceeds thereof and all liens, securities, guarantees, remedies, and privileges pertaining thereto, together with all rights and liens of the Debtor in and to such goods, including returned or repossessed goods, and all rights and property of any kind forming the subject matter of any of the Accounts, including the right of stoppage in transit.

     8. Upon non-payment or non-performance when due of any of the Obligations, or upon the failure of the Debtor to perform any agreement on its part to be performed hereunder, or by the terms of any other related agreement covering the Obligations, including, but not limited to, the Inventory Purchase Agreement, or in case the Secured Party deems itself insecure, or it appears at any time that any representation in any financial or other statement of the Debtor (delivered to the Secured Party by or on behalf of the Debtor) is untrue or omits any material fact, or if a material adverse change shall occur in the financial condition of the Debtor, or if the Debtor (or any endorser, guarantor or surety of or upon any of the Obligations) shall die or (being a partnership, limited liability company or corporation) shall be dissolved or shall become insolvent (however evidenced), or upon the suspension of the Debtor, or upon the issuance of any warrant, process, or order of attachment, garnishment or lien and/or the filing of a lien as a result thereof against any of the property of the Debtor (or any endorser, guarantor or surety of or upon any of the Obligations), or upon the making by the Debtor (or any endorser, guarantor or surety) of an assignment for the benefit of creditors under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, composition, receivership, liquidation or dissolution law or statute of any jurisdiction, then in any such event (each an "Event of Default"), (a) all Obligations shall become at once due and payable, without notice, presentment, demand for payment or protest, which are hereby expressly waived; (b) the Secured Party is authorized to take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral, or any part thereof is, or may be, placed and remove same; (c) the Secured Party may require the Debtor to assemble the Collateral and to make it available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor; (d) the Secured Party shall have the right from time to time to sell, resell, assign, transfer and deliver all or any part of the Collateral, at any broker's board or exchange, or at public or private sale or otherwise, at the option of the Secured Party, for cash or on credit for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem proper, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any stock constituting part of the Collateral is being purchased for investment purposes only, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon the Debtor or right of redemption to the Debtor, which are hereby expressly waived; unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice of the time and place of any such public sale or of the time after which any private sale or any other intended disposition thereof is to be made, and the Debtor agrees that ten (10) days' prior notice shall be deemed reasonable notice; (e) upon each such sale, the Secured Party may, unless prohibited by applicable statute which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, rights of redemption and equities of the Debtor, which are hereby waived and released; provided, however, that the Secured Party at any time, before or after the occurrence of any Event of Default, may, but shall not be obligated to, transfer into or out of its own name or that of its nominee all or any of the Collateral which is instruments, stocks, bonds, and other securities, and the Secured Party or its nominee may demand, sue for, collect, receive and hold as like Collateral any or all interest, dividends and income thereon, and if any securities are held in the name of the Secured Party or its nominee, the Secured Party may, after the occurrence of any such events, exercise all voting and other rights pertaining thereto as if the Secured Party were the absolute owner thereof; but the Secured Party shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in any such Collateral against prior parties, or take any action whatsoever in regard to any such Collateral, all of which the Debtor assumes and agrees to do. Without limiting the generality of the foregoing, the Secured Party shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of such Collateral, unless the Debtor gives written notice to the Secured Party that such action shall be taken not more than thirty (30) days prior to the time such action may first be taken and not less than ten (10) days prior to the expiration of the time during which such action may be taken; (f) the Secured Party's obligations, if any, to give additional (or to continue) financial accommodations of any kind to the Debtor shall immediately terminate; and (g) in addition to the rights and remedies given to the Secured Party hereunder or otherwise, the Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the Governing State. As used in this Agreement, "Governing State" shall mean the state indicated as such below.

     9. In the case of each such sale or of any proceedings to collect any of the Obligations, the Debtor shall pay all costs and expenses of every kind for collection, sale or delivery, including, but not limited to, reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Secured Party may apply any residue to pay any of the Obligations, and the Debtor will continue to be liable to the Secured Party for any deficiency with interest. The Secured Party shall have the right, exercisable in its sole and absolute discretion, to retain any surplus from any such sale or collection as additional security until the expiration and complete satisfaction of all of the Obligations, whether then existing or thereafter arising.

     10. The Secured Party may, but is not obligated to, (a) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any obligations securing any of the Obligations; (b) compromise and settle with any person liable on such obligation, and/or (c) extend the time of payment of, or otherwise change, the terms thereof, as to any party liable thereon; all without incurring responsibility to the Debtor or affecting any of the Obligations.

     11. (a) In order to effectuate the terms and provisions hereof, the Debtor hereby designates and appoints the Secured Party and its designees or agents as attorney-in-fact of the Debtor, irrevocably and with power of substitution, with authority to receive, open and dispose of all mail addressed to the Debtor, to notify the Post Office authorities to change the address for delivery of mail addressed to the Debtor to such address as the Secured Party may designate; to endorse the name of the Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidence of payment or proceeds of the Collateral that may come into the Secured Party's possession; to sign the name of the Debtor on any invoices, documents, drafts against, and notices (which also may direct, among other things, that payment be made directly to the Secured Party) to Account debtors or obligors of the Debtor, assignments and requests for verification of Accounts; to execute proofs of claim and loss; to execute any endorsements, assignments, or other instruments of conveyance or transfer; to adjust and compromise any claims under insurance policies; to execute releases; and to do all other acts and things necessary and advisable in the sole discretion of the Secured Party to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, is irrevocable while any of the Obligations shall remain unpaid.

     (b) The Debtor hereby grants to the Secured Party (and its agents, representatives or assigns) a fully-paid, royalty-free, worldwide right and license to, upon and during the continuance of an Event of Default (unless appropriately waived in writing in accordance with this Agreement), use, or sell or otherwise transfer, any and all of the Collateral which may bear or utilize any of the Debtor's or any of its divisions' names, tradenames, trademarks, patents or other intellectual property.

     12. All options, powers and rights granted to the Secured Party hereunder or under any promissory note, instrument, document or other writing delivered to the Secured Party shall be cumulative and shall be in addition to any other options, powers or rights which the Secured Party may now or hereafter have as a secured party under the Uniform Commercial Code of the Governing State or under any other applicable law or otherwise. All security interests and the related rights and remedies granted to the Secured Party hereunder or under any other instrument, document or writing delivered to the Secured Party by the Debtor shall be cumulative; provided, however, that, in the event of an inconsistency between the terms of the security interest and the related rights and remedies granted hereunder and the terms of the security interest and the related rights and remedies granted to the Secured Party under any other instrument, document or writing, the grant most favorable to the Secured Party shall control.

     13. No delay on the part of the Secured Party in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof. Neither this Agreement nor any provision hereof may be modified, changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the modification, change, waiver, discharge or termination is sought. The Secured Party shall have the right, for and in the name, place and stead of the Debtor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Collateral.

     14. Notice of acceptance of this Agreement by the Secured Party is hereby waived. This Agreement shall be immediately binding upon the Debtor and its successors and assigns, whether or not the Secured Party signs this Agreement.

     15. It is the intention of the parties that the security interest provided for herein shall attach to after-acquired as well as existing Collateral, and the Obligations covered by this Agreement shall include any other obligation, indebtedness, agreement, guarantee or liability of any kind of the Debtor to the Secured Party, whether now existing or hereafter arising, whether monetary or non-monetary, whether or not similar to prior or existing obligations or liabilities, and howsoever evidenced, all to the maximum extent permitted by the Uniform Commercial Code of the Governing State.

     16. Unless the context otherwise requires, or unless otherwise defined herein all terms used herein which are defined in the Uniform Commercial Code of the Governing State shall have the meanings therein stated.

     17. For the purpose of Section 9.402(1) of the Uniform Commercial Code, the address of the Debtor specified below under the caption "Chief Executive Office" may be designated as the Debtor's mailing address.

     18. This Agreement shall be construed in accordance with, and be governed by, the law of the Governing State (excluding the laws applicable to conflicts or choice of law).

     19. GOVERNING STATE: Ohio, except for perfection, as appropriate.

     20. Upon receipt of an affidavit of an officer of the Secured Party as to the loss, theft, destruction or mutilation of this Agreement or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such agreement or other security document, the Debtor will issue, in lieu thereof, a replacement agreement or other security document.

     21. The Secured Party shall have the unrestricted right at any time or from time to time, and without the Debtor's consent, to assign all or any portion of its rights and obligations hereunder to one or more other persons or entities (each, an "Assignee"), and the Debtor agrees that it shall execute, or cause to be executed, such documents, including but not limited to, amendments hereto and to any other documents executed in connection herewith or pursuant hereto (collectively the "Collateral And Security Documents") as the Secured Party shall deem necessary to effect the foregoing. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Secured Party in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Secured Party and such Assignee, such Assignee shall have all of the rights and obligations of the Secured Party hereunder (and under any and all other Collateral And Security Documents) to the extent that such rights and obligations have been assigned by the Secured Party pursuant to the assignment documentation between the Secured Party and such Assignee, and the Secured Party shall be released from its obligations hereunder and thereunder to a corresponding extent.

     22. The Debtor and the Secured Party acknowledge and agree to the following provisions in anticipation of the possible application, in one or more jurisdictions, to the transactions contemplated hereby, of the Revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9").

          (a) In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral consists of the assets of the Debtor as described in Section 3 hereinabove, whether or not within the scope of Revised Article 9. The Collateral shall include, but not be limited to, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Debtor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9 and such commercial tort claim is a component of the Collateral as described in Section 3 hereinabove, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

          (b) The Secured Party may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral and the assets included therein, and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statement, continuation statements or amendments may be signed by the Secured Party on behalf of the Debtor, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

          (c) The Debtor shall at any time from time to time, whether or not revised Article 9 is in effect in any particular jurisdiction, take such steps as the Secured Party may reasonably request for the Secured Party (i) to obtain an acknowledgment, in form and substance satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Secured Party, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. ss.ss. 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Secured Party, and (iii) otherwise to insure the continued perfection and priority of the Secured Party's security interest in any of the Collateral, and of the preservation of its rights therein, whether in anticipation, and following, the effectiveness of Revised Article 9 in any jurisdiction.

          (d) Nothing contained in this Section 22 shall be construed to narrow the scope of the Secured Party's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Secured Party hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

                     [Signatures appear on following page]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement or have caused these presents to be executed and delivered by their proper corporate officer or officers and caused their proper corporate seal to be hereto affixed, as of the Effective Time.

                                   ROSENBOOM MACHINE & TOOL, INC.


                                   By:/s/ Brian Rosenboom
                                      ------------------------------------------
                                       Brian Rosenboom, Vice President

                                   GREEN MANUFACTURING, INC.


                                   By:/s/ Joseph A. Molino, Jr.
                                      ------------------------------------------
                                       Joseph A. Molino, Jr., Vice President


Chief Executive Office of Debtor:

Address:
Rosenboom Machine & Tool, Inc.
1530 Western Avenue
Sheldon, Iowa 51201

Other Business Addresses of Debtor:
----------------------------------
(if none, state "None")

None

Location of Collateral:
----------------------

1032 South Maple Street
Bowling Green, Ohio  43402

Type of Entity of Debtor:
------------------------

Corporation

Jurisdiction of Organization of Debtor:
--------------------------------------

Iowa

Organization Identification Number of Debtor (if any):
-----------------------------------------------------

103648